Exhibit 4.1

Registered Number                                           CUSIP: 315921AA4
R-_____________                                             Registered Amount
                                                            $_______________

                            Fidelity Federal Bancorp
                    9 1/8% Junior Subordinated Note Due 2001

     Fidelity Federal Bancorp, an Indiana corporation (herein called the "Company", which term includes any successor corporation), for value received, hereby promises to pay to ____________________________________ or registered assigns, the principal sum of $____________________ Dollars on April 30, 2001, and to pay interest thereon from May __________, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing November 1, 1994, at the rate of 9 1/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be on April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Payment of the principal of (and premium, if any) and interest on this Security will be made at the offices of Fidelity Federal Bancorp, 18 N.W. Fourth St., Evansville, Indiana 47708-1347 (the "Registrar and Paying Agent"), and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

REGISTRAR'S CERTIFICATE                       FIDELITY FEDERAL BANCORP
  OF AUTHENTICATION

This is one of those Notes authorized         By:_____________________________
by the Company as its 9 1/8% Junior
Subordinated Notes due 2001                   And:____________________________

FIDELITY FEDERAL BANCORP

By:_____________________________________
   Authorized Representative

     This Note is one of a duly authorized issuance by the Company designated as its 9 1/8% Junior Subordinated Notes due 2001 (herein called the "Notes"), limited in aggregate principal amount to $1,000,000 (subject to an increase of up to $1,500,000 aggregate principal amount).

     The Notes are not redeemable at the option of the Company, in whole or in part, prior to May 1, 1994. The Notes are redeemable, at the Company's option, as a whole or from time to time in part, upon not less than 15 nor more than 30 days' notice mailed to each Holder of Notes to be redeemed at his address appearing in the Note Register, on any date on or after May 1, 1994 and prior to maturity, at the following Redemption Prices (expressed as percentages of the principal amount), together in the case of any such redemption, with accrued but unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the Interest Payment Date that is on or prior to the Redemption Date):

     Prepayment Date                             Premium
     ---------------                             -------

     On and after May 1, 1994                      103%
     On and after May 1, 1995                      102%
     On and after May 1, 1997                      101%
     On and after May 1, 1999                      100%

     In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The indebtedness evidenced by this Note is an unsecured obligation of the Company and is fully subordinated to all other indebtedness and obligations of the Company, including any indebtedness or obligations issued or incurred by the Company in the future.

     If the Company shall fail to pay the interest on, or principal of this Note when due, the principal of and interest on this Note may be declared due and payable by the Holder thereof and payment may be enforced in accordance with applicable Indiana law.

     No Holder of any Note and no director, officer, employee, agent, manager, partner or other interest holder of the Company shall have any liability for any obligation of the Company under the Notes or for any claim based on, in respect of or by reason of such obligations. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release shall be part of the consideration for the issuance of the Notes. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

     The transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the offices of Fidelity Federal Bancorp, 18 N.W. Fourth St., Evansville, Indiana 47708-1347, or at any other office or agency maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one of more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denomination of $1,000 and any integral multiple thereof and are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     In the event any Note is mutilated, lost, stolen or destroyed, the Company may cause a new Note to be authenticated of like date, maturity and denomination as that mutilated, lost, stolen, or destroyed, provided that, in the case of any mutilated Note, such mutilated Note shall first be surrendered to the Company, and in the case of any lost, stolen or destroyed Note, there shall be first furnished to the Company evidence of such loss, theft or destruction satisfactory to the Company, together with indemnity satisfactory to it. In the event any such lost, stolen, or destroyed Note shall have matured, instead of issuing a duplicate Note the Company may, upon receiving indemnity satisfactory to it, pay the same without surrender thereof. The Company may charge the Holder of such Note with its reasonable fees and expenses in connection with the above.

     Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-          as tenants in common
TENANT-           as tenants by the entireties
JTTEN-            as joint tenants with rights of survivorship
                  and not as tenants in common

UNIF TRANF MIN ACT- ____________________ Custodian ___________________
                         (Cust)                          (Minor)

                        under Uniform Transfers to Minors
                      Act _________________________________
                                     (State)

     Additional abbreviations may also be used though not in the above list
     ----------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
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/                   /
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Please print or typewrite name and address including postal zip code of assignee

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the within Note and all rights thereunder, hereby irrevocably constituting and
appointing                                                            attorney
           ----------------------------------------------------------
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Date:
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THE SIGNATURE(S) SHOULD BE GUARANTEED      NOTICE: The signature to this
BY AN ELIGIBLE GUARANTOR INSTITUTION,      assignment must correspond with the
(BANKS, STOCKBROKERS, SAVINGS AND LOAN     name(s) as written upon the face of
ASSOCIATIONS AND CREDIT UNIONS WITH        the within instrument in every
MEMBERSHIP IN AN APPROVED SIGNATURE        particular, without alteration or
GUARANTEE MEDALLION PROGRAM), PURSUANT     enlargement or any damage whatever.
TO S.E.C. RULE 17Ad-15.